Exhibit 99.4

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Condensed Carve-out Consolidated Balance Sheets

(in thousands, except share and per share data)

(As restated, see note 3)

	June 30, 2023 (Unaudited)	March 31, 2023

Assets
Current assets
Cash and cash equivalents	$1,664	$1,131
Accounts receivable, net of allowance of $165 and $0, as of June 30, 2023 and March 31, 2023, respectively	13,761	13,416
Prepaid expenses and other current assets	5,538	4,117
Deferred transaction costs	2,522	1,921
Total current assets	23,485	20,585
Property and equipment, net	3,324	3,125
Operating right-of-use assets	6,780	5,627
Deferred tax assets	1,402	1,237
Long-term investments, net of allowance of $132 and $0, as of June 30, 2023 and March 31, 2023, respectively	1,481	1,564
Other assets, net of allowance of $1 and $0, as of June 30, 2023 and March 31, 2023, respectively	2,824	2,259
Total assets	$39,296	$34,397

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	1,975	2,474
Accrued compensation and related benefits, current	1,993	2,823
Short-term borrowings	2,625	1,376
Operating lease liabilities, current	1,966	1,648
Other current liabilities	5,291	4,201
Total current liabilities	$13,850	$12,522
Deferred tax liabilities	341	168
Long-term debt	1,276	969
Operating lease liabilities, non-current	5,147	4,261
Other liabilities	3,592	3,008
Total liabilities	$24,206	$20,928

Commitments and contingencies (Note 11)

Stockholders’ equity
Common stock, no par value; 10,000 shares issued and paid-up as of June 30, 2023, and March 31, 2023*	-	-
Net stockholders’ investment and additional paid-in capital	8,585	7,221
Retained earnings	6,549	6,318
Accumulated other comprehensive loss	(1,361)	(1,349)
Total Aark Singapore Pte. Ltd. stockholders’ equity	13,773	12,190
Noncontrolling interest	1,317	1,279
Total stockholders’ equity	15,090	13,469
Total liabilities and stockholder’s equity	$39,296	$34,397

*	Refer note 3.

See accompanying notes to unaudited condensed carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Condensed Carve-out Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

(As restated, see note 3)

	Three Months Ended June 30,
	2023	2022
Revenues, net	$16,330	$12,538
Cost of revenue	11,883	8,858
Gross profit	4,447	3,680
Operating expenses
Selling, general & administrative expenses	3,670	2,108
Total operating expenses	3,670	2,108
Income from operations	777	1,572
Other income (expense)
Interest income	64	48
Interest expense	(123)	(48)
Other income (expense), net	(6)	214
Total other income (expense), net	(65)	214
Income before income taxes	712	1,786
Provision for income taxes	(218)	(428)
Net income	$494	$1,358
Less: Net income attributable to noncontrolling interest	73	200
Net income attributable to Aark Singapore Pte. Ltd.	$421	$1,158

Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$37	$101
Diluted	$36	$101

Weighted average common shares outstanding*
Basic	10,000	10,000
Diluted	10,000	10,000

*	Refer note 3.

See accompanying notes to unaudited condensed carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Condensed Carve-out Consolidated Statements of Comprehensive Income

(in thousands)

(Unaudited)

(As restated, see note 3)

	Three Months Ended June 30,
	2023	2022
Net income	$494	$1,358
Other comprehensive loss, net of tax
Foreign currency translation adjustments	33	(348)
Unrecognized actuarial (loss) gain on employee benefit plan obligations	(47)	27
Total other comprehensive loss, net of tax	(14)	(321)
Comprehensive income, net of tax	$480	$1,037
Less: Comprehensive income attributable to noncontrolling interest	71	153
Total comprehensive income attributable to Aark Singapore Pte. Ltd.	$409	$884

See accompanying notes to unaudited condensed carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Condensed Carve-out Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$494	$1,358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	327	295
Stock-based compensation expense	1,374	-
Deferred tax expense	100	13
Accrued income from long-term investments	(45)	(31)
Provision for expected credit loss	1	-
Others	-	(84)
Changes in operating assets and liabilities:
Accounts receivable	(463)	(72)
Prepaid expenses and other current assets	(1,607)	(1,152)
Operating right-of-use assets	(1,139)	(5,290)
Other assets	(250)	(161)
Accounts payable	(639)	(237)
Accrued compensation and related benefits, current	(834)	(938)
Other current liabilities	1,147	2,502
Operating lease liabilities	1,190	5,517
Other liabilities	445	180
Net cash provided by operating activities	101	1,900

Cash flow from investing activities:
Acquisition of property and equipment	(258)	(418)
Issuance of loans to affiliates	(682)	(843)
Payments received for loans to affiliates	374	875
Net cash used in investing activities	(566)	(386)

Cash flow from financing activities:
Net proceeds from (payment of) short term borrowings	1,244	(215)
Proceeds from long-term debt	490	234
Repayment of long-term debt	(186)	(234)
Payment of finance lease obligations	(86)	(178)
Payment of deferred transaction costs	(446)	(8)
Net changes in net stockholders’ investment	(10)	-
Net cash provided by (used in) financing activities	1,006	(401)
Effect of exchange rate changes on cash and cash equivalents	(8)	(31)
Net increase in cash and cash equivalents	533	1,082
Cash and cash equivalents at the beginning of the period	1,131	351
Cash and cash equivalents at the end of the period	$1,664	$1,433

See accompanying notes to unaudited condensed carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Condensed Carve-out Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2023	2022
Supplemental cash flow disclosure:
Cash paid for interest	$121	$74
Cash paid for income taxes, net of refunds	$185	$107
Supplemental disclosure of non-cash investing and financing activities
Unpaid deferred transaction costs included in accounts payable and other current liabilities	$1,317	$8
Equipment acquired under finance lease obligations	$221	$24
Property and equipment purchase in accounts payable	$37	$-

See accompanying notes to unaudited condensed carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Condensed Carve-out Consolidated Statements of Stockholders’ Equity

(in thousands, except share and per share data)

(Unaudited)

(As restated, see note 3)

	Common stock		Net stockholders’ investment and additional paid-in	Retained	Accumulated other comprehensive	Total Aark Singapore Pte. Ltd.’s stockholder’s	Noncontrolling	Total stockholders’
	Shares*	Amount	capital	earnings	loss	equity	interest	equity
Balance as of March 31, 2022 (Restated)	10,000	$-	$3,328	$4,872	$(644)	$7,556	$1,140	$8,696
Net income for the period	-	-	-	1,158	-	1,158	200	1,358
Other comprehensive loss	-	-	-	-	(274)	(274)	(47)	(321)
Balance as of June 30, 2022	10,000	$-	$3,328	$6,030	$(918)	$8,440	$1,293	$9,733

	Common stock		Net stockholders’ investment and additional paid-in	Retained	Accumulated other comprehensive	Total Aark Singapore Pte. Ltd.’s stockholder’s	Noncontrolling	Total stockholders’
	Shares*	Amount	capital	earnings	loss	equity	interest	equity
Balance as of March 31, 2023 (Restated)	10,000	$-	$7,221	$6,318	$(1,349)	$12,190	$1,279	$13,469
Transition period adjustment pursuant to ASC 326, net of tax	-	-	-	(190)	-	(190)	(33)	(223)
Adjusted Balance as of April 1, 2023	10,000	-	7,221	6,128	(1,349)	12,000	1,246	13,246
Net income for the period	-	-	-	421	-	421	73	494
Other comprehensive loss	-	-	-	-	(12)	(12)	(2)	(14)
Stock-based compensation	-	-	1,374	-	-	1,374	-	1,374
Net changes in net stockholders’ investment	-	-	(10)	-	-	(10)	-	(10)
Balance as of June 30, 2023	10,000	$-	$8,585	$6,549	$(1,361)	$13,773	$1,317	$15,090

*	Refer note 3.

See accompanying notes to unaudited condensed carve-out consolidated financial statements

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Notes to Condensed Carve-out Consolidated Financial Statements

(In thousands, except share and per share data)

(Unaudited)

1.	Description of Business

Aark Singapore Pte. Ltd., incorporated in Singapore, is primarily a holding company comprised of distinct sets of business activities pertaining to management consultancy, financial technology (“fintech”) and investing. All identifiable assets, liabilities, and business activities pertaining to the fintech and investing business activities (as discussed further in the section below) are excluded from the accompanying condensed carve-out consolidated financial statements. Aark Singapore Pte. Ltd. and its subsidiaries, excluding the fintech and investing business activities, is herein referred to as the “Carve-out Entity”, “Company,” “Aark”, “us,” “we” and “our” in these condensed carve-out consolidated financial statements. The Company offers a range of management consultancy services for private equity sponsors and their portfolio companies with engagement models that are designed to provide a mix of deep vertical specialty, functional expertise, and digital systems and solutions to scale, optimize and transform a client’s business operations. The Company has subsidiaries in India, Mexico and the United States.

2.	Summary of Significant Accounting Policies

The following is a summary of critical accounting policies consistently applied in the preparation of the accompanying condensed carve-out consolidated financial statements. A full description of significant accounting policies is provided in our condensed carve-out consolidated financial statements for the fiscal years ended March 31, 2023 and 2022.

Demerger and Business Combination

On March 11, 2023, the Company entered into a Business Combination Agreement (the “Merger Agreement”) with Worldwide Webb Acquisition Corp. (“WWAC”), a Cayman Islands exempted company, and with WWAC Amalgamation Sub Pte. Ltd. (“Amalgamation Sub”), a Singapore private company limited by shares and a direct wholly owned subsidiary of WWAC. The Merger Agreement provides that at the closing of the transaction, the Company shall be acquired by WWAC, which will change its name to “Aeries Technology, Inc.” Pursuant to the transaction, all Aark ordinary shares that are issued and outstanding prior to the effective time of the transaction will remain issued and outstanding following the transaction and continue to be held by the sole shareholder of Aark. All of the shares of Amalgamation Sub that are issued and outstanding as of the transaction date shall be automatically converted into a number of newly issued Aark ordinary shares dependent upon available cash of WWAC after redemptions and net of all liabilities, including transaction expenses. The business combination is expected to close in the third quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the shareholders of WWAC.

In connection with the anticipated business combination, Aark Singapore Pte. Ltd. entered into a Demerger Agreement with Aarx Singapore Pte. Ltd. and their respective shareholders on March 25, 2023 to spin off the fintech business which was a part of Aark Singapore Pte. Ltd. but not subject to the Merger Agreement. Subsequently, the Aark Board of Directors ratified two resolutions on May 24, 2023. These resolutions effectively spun off the investing business which was part of the Company but not subject to the Merger Agreement. These transactions will collectively be referred to as “Demerger Transactions”.

Consolidation and Basis of Presentation

The Company’s accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘U.S. GAAP’) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

These condensed carve-out consolidated financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our condensed carve-out consolidated balance sheets, operating results and cash flows for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These condensed carve-out consolidated financial statements should be read in conjunction with the audited carve-out consolidated financial statements for the fiscal years ended March 31, 2023 and 2022 and accompanying notes included within this registration statement.

All intercompany balances and transactions have been eliminated in consolidation.

Periods prior to demerger transactions

The Company’s condensed carve-out consolidated financial statements for periods prior to the demerger, i.e., prior to May 24, 2023, including interim period ended June 30, 2022, exclude the financial results of the fintech and investment businesses that are unrelated to the merger with WWAC pursuant to the Merger Agreement. The condensed carve-out consolidated financial statements have been derived from the historical accounting records of Aark Singapore Pte. Ltd., Aeries Technology Group Business Accelerators Pvt Ltd., its subsidiaries (“ATGBA”) and controlled trust. Only those assets and liabilities that are specifically identifiable to the management consultancy business activities are included in the Company’s condensed carve-out consolidated balance sheets. The Company’s condensed carve-out consolidated statements of operations and comprehensive income consist of all the revenue and expenses of the management consultancy business activities, excluding allocations of certain expenses of the excluded fintech and investing business activities. These allocations were based on methodologies that management believes to be reasonable; however, amounts derecognized by the Carve-out Entity are not necessarily representative of the amounts that would have been reflected in the condensed carve-out consolidated financial statements had the excluded businesses operated independently of the Carve-out Entity.

The condensed carve-out consolidated financial statements for the period prior to demerger transactions exclude the following: (a) cash and cash equivalents that were utilized solely to fund activities undertaken by the investing business of Aark, (b) long-term debt and related interest payable/expense that were solely related to financing of the fintech and investing businesses, (c) amounts due from related parties related to the fintech and investing businesses, (d) investments made by the investing business, (e) trade and other receivables of the fintech business, (f) revenue, cost of sales, other income, advisory fees, bank charges and withholding taxes attributable to the fintech and investing businesses and allocations of certain expenses of the excluded businesses; these allocations were based on methodologies that management believes to be reasonable; however, amounts derecognized by Aark are not necessarily representative of the amounts that would have been reflected in the condensed carve-out consolidated financial statements had the excluded businesses operated independently of the Aark.

Differences between allocations in the condensed carve-out consolidated statements of operations and condensed carve-out consolidated balance sheets are reflected in equity as a part of “Net stockholders’ investment and additional paid-in-capital” in the condensed carve-out consolidated financial statements.

Non-controlling interests represent the equity interest not owned by the Company and are recorded for condensed carve-out consolidated entities in which the Company owns less than 100% of the interests. Changes in a parent’s ownership interest while the parent retains its controlling interest are accounted for as equity transactions.

Periods after the demerger transactions

Beginning May 25, 2023 and for the interim period ended June 30, 2023, following the demerger of the fintech and investing businesses, the Aark’s condensed carve-out consolidated financial statements have been prepared from the financial records of Aark Singapore Pte. Ltd., Aeries Technology Group Business Accelerators Pvt Ltd., its subsidiaries (“ATGBA”) and controlled trust on a condensed carve-out consolidated basis.

Use of Estimates

The preparation of condensed carve-out consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed carve-out consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include but are not limited to revenue recognition, allowance for credit losses, stock-based compensation, useful lives of property and equipment, accounting for income taxes, determination of incremental borrowing rates used for operating lease liabilities and right-of-use assets, obligations related to employee benefits and carve-out of financial statements including the allocation of assets, liabilities and expenses. Management believes that the estimates, and judgments upon which it relies, are reasonable based upon information available to the Company at the time that these estimates and judgments were made. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, accounts receivable, loans to affiliates, and investments. The Company holds cash at financial institutions that the Company believes are high credit quality financial institutions and limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business. As of June 30, 2023 and March 31, 2023, there were two and four customers, respectively, that represented 10% or greater of the Company’s accounts receivable balance. The Company expects limited credit risk arising from its long-term investments as these primarily entail investments in the Company’s affiliates that have a credit rating that is above the minimum allowable credit rating defined in the Company’s investment policy. As a part of its risk management process, the Company limits its credit risk with respect to long-term investments by performing periodic evaluations of the credit standing of counterparties to its investments.

In respect of the Company’s revenue, there were three customers that accounted for more than 10% of total revenue for the three months ended June 30, 2023 and 2022. The following table shows the amount of revenue derived from each customer exceeding 10% of the Company’s revenue during the three months ended June 30, 2023 and 2022:

	Three Months Ended June 30,
	2023	2022
Customer 1	15%	18%
Customer 2	12%	15%
Customer 3	12%	10%

Accounts receivable, net

The Company records a receivable when an unconditional right to consideration exists, such that only the passage of time is required before payment of consideration is due. Timing of revenue recognition may differ from the timing of invoicing to customers. If revenue recognized on a contract exceeds the billings, then the Company records an unbilled receivable for that excess amount, which is included as part of accounts receivable, net in the Company’s condensed carve-out consolidated balance sheets.

Prior to the Company’s adoption of Topic 326, the accounts receivable balance was reduced by an allowance for doubtful accounts that was determined based on the Company’s assessment of the collectability of customer accounts. Under Topic 326, accounts receivable are recorded at the invoiced amount, net of allowance for credit losses. The Company regularly reviews the adequacy of the allowance for credit losses based on a combination of factors. In establishing any required allowance, management considers historical losses adjusted for current market conditions, the current receivables aging, current payment terms and expectations of forward-looking loss estimates. Allowance for credit losses was $165 as of June 30, 2023 and allowance for doubtful accounts was $0 as of March 31, 2023, and is classified within “Accounts Receivable, net” in the condensed carve-out consolidated balance sheets. See “Recent accounting pronouncements adopted" section below for information pertaining to the adoption of ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.

The following tables provides details of the Company’s allowance for credit losses:

Three months ended June 30, 2023
Opening balance as of March 31, 2023	$-
Transition period adjustment on accounts receivables (through retained earnings) pursuant to ASC 326	149
Adjusted balance as of April 1, 2023	$149
Additions charged/reversal released to cost and expense	16
Closing balance	$165

Long-Term Investments

The Company’s long-term investments consist of debt and non-marketable equity investments in privately held companies in which the Company does not have a controlling interest or significant influence, which have maturities in excess of one year and the Company does not intend to sell.

Debt investments of mandatorily redeemable preference shares, which are classified as held-to-maturity since the Company has the intent and contractual ability to hold these securities to maturity. These investments are reported at amortized cost and are subject to an ongoing impairment evaluation. Income from these investments is recorded in “Interest income” in the condensed carve-out consolidated statements of operations.

Under Topic 326, expected credit losses are recorded and reduced from the amortized cost of the held-to-maturity securities. Expected credit losses for long-term investments are calculated using a probability of default method. Credit losses are recorded within “Selling, general & administrative expenses” in the condensed carve-out consolidated statements of operations when an event or circumstance indicates a decline in value has occurred. Allowance for credit losses was $132 as of June 30, 2023. See “Recent accounting pronouncements adopted" section below for information pertaining to the adoption of ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.

The following tables provides details of the Company’s allowance for credit losses:

Three months ended June 30, 2023
Opening balance as of March 31, 2023	$-
Transition period adjustment on long term investments (through retained earnings) pursuant to ASC 326	126
Adjusted balance as of April 1, 2023	$126
Additions charged/reversal released to cost and expense	6
Closing balance	$132

The Company includes these long-term investments in “Long-term investments” on the condensed carve-out consolidated balance sheets.

Recent Accounting Pronouncements Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets measured at amortized cost as well as certain off balance sheet commitments (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). The Company had an off-balance sheet guarantee at the adoption date (see Note 11 - Commitment and Contingencies). The expected credit loss for this guarantee was estimated using the probability of default method. The Company adopted ASU 2016-13 on April 1, 2023 using a modified retrospective approach. Results for reporting periods beginning April 1, 2023 are presented under Accounting Standards Codification (“ASC 326”) while prior period amounts continue to be reported in accordance with previously applicable GAAP. The adoption of ASU 2016-13 resulted in an after-tax cumulative-effect reduction to opening retained earnings and noncontrolling interest of $223 as of April 1, 2023. The following table summarizes the impact of the Company’s adoption of ASU 2016-13:

	As Reported March 31, 2023	Impact of Adoption	Balance as of April 1, 2023
Accumulated retained earnings (deficit)	6,318	(190)	6,128
Noncontrolling interests	1,279	(33)	1,246
Accounts receivable, net	13,416	(149)	13,267
Prepaid expenses and other current assets	4,117	-	4,117
Other current liabilities	4,201	21	4,222
Other assets	2,259	(1)	2,258
Long-term investments	1,564	(126)	1,438
Deferred tax asset	1,237	75	1,312

Expense related to credit losses is classified within “Selling, general & administrative expenses” in the condensed carve-out consolidated statements of operations.

Recent Accounting Pronouncements not yet Adopted

The Company has considered the applicability of recently issued accounting pronouncements by the FASB and have determined that they are either not applicable or are not expected to have a material impact on the Company’s condensed carve-out consolidated financial statements.

3.	Restatement of Previously Issued Condensed Carve-out Consolidated Financial Statements

In connection with the preparation of the Company’s previously issued condensed carve-out consolidated financial statements as of and for the three-month period ended June 30, 2023 and 2022, the Company’s management identified certain errors. The identified errors as described below resulted in an understatement of the number of issued and paid-up common stock, and resultant overstatement of basic and diluted earnings per share. The Company’s condensed carve-out consolidated financial statements for the three-month period ended June 30, 2023, and 2022 have been restated in accordance with ASC 250, Accounting Changes and Error Corrections.

The Company had approved a stock split of its issued and paid-up common stock at a ratio of 1,000-for-1 effective June 14, 2023 (‘Stock Split’). Whilst the total paid-up value did not undergo a change; the number of shares, having no par value, underwent a change pursuant to the stock split. The Company previously excluded the impact of Stock Split, which is described below.

Number of issued and paid-up common stock

The Stock Split resulted in conversion of 10 pre-split shares of common stock to 10,000 shares of common stock. Consequently, the total issued and paid-up capital of the Company did not undergo a change. As per ASC 505 Equity, Stock Split must be given retroactive effect in the condensed carve-out balance sheet. As a result of the Stock Split, the Company’s shares and per share data as reflected in the condensed carve-out consolidated financial statements were retroactively restated as if the transaction occurred at the beginning of the earliest periods presented.

Earnings per share

Impact of Stock Split was previously excluded for the purpose of calculation of basic and diluted EPS. As per ASC 260 Earnings per share, if the number of common shares outstanding increases as a result of a stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented. Accordingly, the inclusion of this Stock Split in computing the earnings per share resulted in a decrease in the basic and diluted EPS calculations for the three-month period ended June 30, 2023 and 2022. The following table summarizes the effect of the restatement on the affected financial statements line items within the previously reported condensed carve-out consolidated financial statements for the three-month period ended June 30, 2023 and 2022.

	As Reported June 30, 2023	Restatement Adjustment	As Restated June 30, 2023
Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$36,782	$(36,745)	$37
Diluted	$36,022	$(35,986)	$36

Weighted average common shares outstanding
Basic	10	9,990	10,000
Diluted	10	9,990	10,000

	As Reported June 30, 2022	Restatement Adjustment	As Restated June 30, 2022
Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$101,170	$(101,069)	$101
Diluted	$101,170	$(101,069)	$101

Weighted average common shares outstanding
Basic	10	9,990	10,000
Diluted	10	9,990	10,000

4.	Short-term Borrowings

	June 30, 2023	March 31, 2023
Short-term borrowings	$2,613	$1,364
Current portion of vehicle loan	12	12
	$2,625	$1,376

In May 2023, the Company amended its revolving credit facility (“Amended Credit Facility”), whereby the total borrowing capacity was increased from INR 160,000 (or approximately $1,950 at the exchange rate in effect on June 30, 2023) to INR 320,000 (or approximately $3,900 at the exchange rate in effect on June 30, 2023), with Kotak Mahindra Bank. The revolving facility is available for the Company’s operational requirements.

The revolving credit facility is secured through a corporate guarantee given by Aeries Technology Group Business Accelerators Pvt Ltd. The funded drawdown amount under the Company’s revolving facility bore interest at a rate equal to the six months Marginal Cost of Funds based Lending Rate plus a margin of 0.80% and 1.20% as of June 30, 2023 and March 31, 2023, respectively. As of June 30, 2023 and March 31, 2023, a total of $2,613 and $1,364, respectively, was utilized.

For additional information on the vehicle loan see Note 5 – Long-term debt.

5.	Long-term Debt

Long-term debt consists of the following:

	June 30, 2023	March 31, 2023
Loan from director	$847	$845
Loan from affiliate	308	-
Non-current portion of vehicle loan	121	124
	$1,276	$969

For additional information on loan from director and loan from affiliate see Note 9 – Related Party Transactions.

Vehicle loan

On December 7, 2022, the Company entered into a vehicle loan, secured by the vehicle, for INR 11,450 (or approximately $140 at the exchange rate in effect on June 30, 2023) at 10.75% from Mercedes-Benz Financial Services India Pvt. Ltd. The Company is required to repay the loan in 48 monthly installments beginning January 4, 2023.

As of June 30, 2023, the future maturities of debt by fiscal year are as follows:

2024	$9
2025	861
2026	15
2027	403
Total future maturities of debt	$1,288

6.	Revenue

Disaggregation of Revenue

The Company presents and discusses revenues by customer location. The Company believes this disaggregation best depicts how the nature, amount, timing and uncertainty of our revenues and cash flows are affected by industry, market and other economic factors.

The following table shows the disaggregation of the Company’s revenues by major customer location. Revenues are attributed to geographic regions based upon billed client location. Substantially all of the revenue in our North America region relates to operations in the United States.

	Three Months Ended June 30,
	2023	2022
North America	$12,487	$11,849
Asia Pacific and Other	3,843	689
Total revenue	$16,330	$12,538

Contract balances

Contract assets comprise amounts where the Company’s right to bill is contingent on something other than the passage of time. As of June 30, 2023 and March 31, 2023 the Company’s contract assets were $667 and $0, respectively, and were recorded within “Prepaid expenses and other current assets”, net of allowance for credit losses, on the condensed carve-out consolidated balance sheets.

Contract liabilities, or deferred revenue, comprise amounts collected from the Company’s customers for revenues not yet earned and amounts which are anticipated to be recorded as revenues when services are performed. The amount of revenue recognized in the three months ended June 30, 2023 and 2022 that was included in deferred revenue at the beginning of each period was $101 and $144, respectively. As of June 30, 2023 and March 31, 2023 the Company’s deferred revenue was $159 and $193, respectively, and was recorded within “Other current liabilities” on the condensed carve-out consolidated balance sheets. There was no deferred revenue classified as non-current as of June 30, 2023 and March 31, 2023.

7.	Employee Compensation and Benefits

The Company has employee benefit plans in the form of certain statutory and other programs covering its employees.

Defined Benefit Plan - Gratuity

The Company’s subsidiaries in India have defined benefits plans comprised of gratuity under Payments of Gratuity Act, 1972 covering eligible employees in India. The present value of the defined benefit obligations and other long-term employee benefits is determined based on actuarial valuation using the projected unit credit method. The rate used to discount defined benefit obligation is determined by reference to market yields at the balance sheet date on Indian government bonds for the estimated term of obligations.

Actuarial gains or losses arising on account of experience adjustment and the effect of changes in actuarial assumptions are initially recognized in the condensed carve-out consolidated statements of comprehensive income, and the unrecognized actuarial loss is amortized to the condensed carve-out consolidated statements of operations over the average remaining service period of the active employees expected to receive benefits under the plan.

Changes in “Other comprehensive loss” during the three months ended June 30, 2023 and 2022 were as follows:

	Three Months Ended June 30,
	2023	2022
Net actuarial loss (gain)	$85	$(20)
Amortization of net actuarial loss (gain)	(22)	(16)
Deferred tax (benefit) expense	(16)	9
	$47	$(27)

Net defined benefit plan costs for the three months ended June 30, 2023 and 2022 include the following components:

	Three Months Ended June 30,
	2023	2022
Service costs	$113	$88
Interest costs	25	13
Amortization of net actuarial loss (gain)	22	16
Net defined benefit expense plan costs	$160	$117

8.	Income Taxes

The Company determines its tax provision for interim periods using an estimate of its annual effective tax rate adjusted for discrete items, if any, that are taken into account in the relevant period. The Company updated its estimate of the annual effective tax rate, and if its estimated tax rate changes, the Company will be making a cumulative adjustment.

The Company’s effective tax rate (“ETR”) is 30.6% and 24.0% for the three months ended June 30, 2023 and 2022, respectively.

9.	Related Party Transactions

Related parties with whom transactions have taken place during the period include the following:

Name of the related party	Relationship
Aark II Pte Limited	Affiliate entity
Aarx Singapore Pte Ltd	Affiliate entity
Aeries Technology Products And Strategies Private Limited (“ATPSPL”)	Affiliate entity
Aeries Financial Technologies Private Limited	Affiliate entity
Bhanix Finance And Investment Limited	Affiliate entity
Ralak Consulting LLP	Affiliate entity
TSLC Pte Limited	Affiliate entity
Nuegen Pte Ltd	Affiliate entity
Venu Raman Kumar	Key managerial personnel and controlling shareholder
Vaibhav Rao	Members of immediate families of controlling shareholder
Sudhir Appukuttan Panikassery	Key managerial personnel

Summary of significant transactions and balances due to and from related party are as follows:

	Three Months Ended June 30,
	2023	2022
Cost Sharing Arrangements
Aeries Financial Technologies Private Limited (b)	$49	$23
Bhanix Finance And Investment Limited (b)	35	18
Corporate guarantee commission
Bhanix Finance And Investment Limited	2	3
Corporate guarantee expense
Aeries Technology Products And Strategies Private Limited (k)	2	4
Interest expenses
Aeries Technology Products And Strategies Private Limited (d)	4	1
Mr. Vaibhav Rao (g)	21	22
Interest income
Aeries Financial Technologies Private Limited (f), (h)	39	26
Aeries Technology Products And Strategies Private Limited (e), (h)	25	23
Legal and professional fees paid
Ralak Consulting LLP (c)	78	83
Management consultancy service
Aark II Pte Limited (a)	870	180
Office management and support services expense
Aeries Technology Products And Strategies Private Limited (i)	49	2

	June 30, 2023	March 31, 2023
Accounts payable
Aeries Technology Products And Strategies Private Limited (i)	$57	$29
Aarx Singapore Pte Ltd	6	-
Nuegen Pte Ltd (j)	63	-
Accounts receivable
Aark II Pte Limited (a)	1,047	1,084
Aeries Financial Technologies Private Limited (b)	14	9
Bhanix Finance And Investment Limited (b)	97	86
TSLC Pte Limited (a)	277	259
Interest payable (classified under other current liabilities)
Aeries Technology Products And Strategies Private Limited (d)	4	1
Interest receivable (classified under prepaid expenses and other current assets)
Aeries Technology Products And Strategies Private Limited (e)	70	57
Aeries Financial Technologies Private Limited	1	-
Investment in 0.001% Series-A Redeemable preference share
Aeries Financial Technologies Private Limited (h)	840	803
Investment in 10% Cumulative redeemable preference shares
Aeries Technology Products And Strategies Private Limited (h)	773	761
Loan from director
Mr. Vaibhav Rao (g)	847	845
Loans from affiliates
Aeries Technology Products and Strategies Private Limited (d)	308	-
Loans to affiliates (classified under other assets)
Aeries Financial Technologies Private Limited (f)	106	106
Aeries Technology Products And Strategies Private Limited (e)	644	335

(a)	The Company provided management consulting services to Aark II Pte Ltd under an agreement dated June 21, 2021 and to TSLC Pte Ltd under an agreement dated July 12, 2021.
(b)	The Company was in a cost sharing arrangement with Aeries Financial Technologies Private Ltd and Bhanix Finance and Investment Ltd under separate agreements dated April 1, 2020. The cost sharing arrangement included costs in the areas of office management, IT and operations. The agreements are for a 36-month term with auto renewals after the original term
(c)	The Company availed consulting services including implementation services in business restructuring, risk management, feasibility studies, mergers & acquisitions etc. from Ralak Consulting LLP agreement dated August 01, 2020 and April 01, 2022.
(d)	The Company incurred interest expense in relation to proceeds from loans from ATPSPL, which are borrowed to meet working capital requirements. The loans are for a 3-year term and were issued at an interest rate of 12% per annum.
(e)	The Company received interest income in relation to loans given to affiliates to support their working capital requirements. The loans were for a 3-year term and issued at an interest rate of 12% per annum.
(f)	The Company received interest income in relation to loans given to affiliates to support their working capital requirements. The loans were for a 3-year term and issued at an interest rate of 15-17% per annum.
(g)	The Company obtained a loan at 10% interest rate from Vaibhav Rao for business purposes. The agreement shall remain valid until the principal amount along with interest is fully repaid. The principal amount of the loan was outstanding in entirety as of the quarter ended June 30, 2023 and 2022, and year ended March 31, 2023.
(h)	This amount represents investments in affiliates. The Company earned interest income on its investments in affiliates.
(i)	The Company received office management and support services from ATPSPL under agreements dated March 20, 2020 and April 1, 2021.
(j)	This amount represents the pending transfer of cash related to the board resolutions which demerged the investing business from the Company on May 24, 2023.
(k)	ATPSPL has given a corporate guarantee of INR 240,000 (or approximately $2,925 at the exchange rate in effect on June 30, 2023) on behalf of the Company towards the revolving credit facility. ATPSPL charges a corporate guarantee commission of 0.5% on the total corporate guarantee given.

10.	Stock-Based Compensation

Aeries Employees Stock Option Plan, 2020

On August 1, 2020, the Board of Directors approved and executed the Aeries Employees Stock Option Plan (“ESOP”), which was subsequently amended on July 22, 2022. Under the plan, the Company has authorized to grant up to 59,900 options to eligible employees in one or more tranches. The Company granted 59,900 options to eligible employees during the year ended March 31, 2023.

The options issued under the ESOP generally are subject to service conditions. The service condition is typically one year. The stock-based compensation expense is recognized in the condensed carve-out consolidated statements of comprehensive income using the straight-line attribution method over the requisite service period.

The following table summarizes the ESOP stock option activity for the three months ended June 30, 2023:

	Shares	Weighted average exercise price	Weighted-average remaining contractual term (in years)	Aggregate intrinsic value
Options outstanding at March 31, 2023	59,900	$-	-	$-
Options granted	-	$-	-	$-
Options exercised	-	-	-	-
Options canceled, forfeited or expired	-	-	-	-
Options outstanding at June 30, 2023	59,900	$0.12	5.07	$5,503

Expected to vest at June 30, 2023	59,900	$0.12	5.07	$5,503
Exercisable at June 30, 2023	-	-	-	-

Aeries Management Stock Option Plan, 2019

On September 23, 2019, the Board of Directors approved and executed the Aeries Management Stock Option Plan 2019 (“MSOP”), which was subsequently amended on September 30, 2022. Under the plan, the Company has authorized to grant not exceeding 295,565 options to eligible employees in one or more tranches.

The options issued under the MSOP generally are subject to both service and performance conditions. The service condition is typically one year, and the performance conditions are based on the condensed carve-out consolidated revenue and adjusted profit before tax of Aeries Technology Group Business Accelerators Pvt Ltd. The stock-based compensation expense is recognized in the condensed carve-out consolidated statements of comprehensive income using the straight-line attribution method over the requisite service period if it is probable that the performance target will be achieved.

The following table summarizes the MSOP stock option activity for the three months ended June 30, 2023:

	Shares	Weighted average exercise price	Weighted-average remaining contractual term (in years)	Aggregate intrinsic value
Options outstanding at March 31, 2023	295,565	$-	-	$-
Options granted	-	-	-	-
Options exercised	-	-	-	-
Options canceled, forfeited or expired	-	-	-	-
Options outstanding at June 30, 2023	295,565	$0.12	2.42	$27,155

Vested and exercisable at June 30, 2023	295,565	$0.12	2.42	$27,155

The Company uses the BSM option-pricing model to determine the grant-date fair value of stock options. The determination of the fair value of stock options on the grant date is affected by the estimated underlying common stock price, as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends. The grant date fair value of the Company’s stock options granted to employees were estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

2022 Grants
Expected term	3.5 years
Expected volatility	40.80%
Risk free interest rate	3.01%
Annual dividend yield	0.00%

During the three months ended June 30, 2023, the Company recorded stock-based compensation expense of $1,374 within “Selling, general & administrative expenses” in the condensed carve-out consolidated statements of operations. During the three months ended June 30, 2022, the Company did not record any stock-based compensation expense as the stock options issued were fully vested.

There were no amounts capitalized as part of internal-use software under development for the three months ended June 30, 2023 and 2022.

As of June 30, 2023, the total remaining unrecognized stock-based compensation cost was $332. As of June 30, 2022, there was no unrecognized stock-based compensation cost.

11.	Commitment and Contingencies

Corporate Guarantees

The Company has an outstanding guarantee of nil and INR 200,000 (or approximately $2,438 at the exchange rate in effect on June 30, 2023, and approximately $2,433 at the exchange rate in effect on March 31, 2023) as of June 30, 2023 and March 31, 2023, respectively, which pertains to a fund-based and non-fund based revolving credit facility availed by an affiliate, Bhanix Finance and Investment Ltd, from Kotak Mahindra Bank. The corporate guarantee requires the Company to make payment in the event the borrower fails to perform any of its obligations under the credit facilities. The guarantee was withdrawn with effect from June 1, 2023, and the bank communicated the withdrawal on August 23, 2023. Subsequent to the withdrawal, the amount for expected credit loss recognized were reversed in entirety. Pursuant to the arrangement, beginning April 1, 2021, the Company charged a fee of 0.5% of the guarantee outstanding. In the three months ended June 30, 2023 and 2022, the Company recorded a guarantee fee income of $2 and $3 within “Other income, net” in the condensed carve-out consolidated statements of operations.

Indemnification obligations

In the normal course of business, the Company is a party to a variety of agreements under which it may be obligated to indemnify the other party for certain matters. These obligations typically arise in contracts where the Company customarily agrees to hold the other party harmless against losses arising from a breach of representations or covenants for certain matters, infringement of third-party intellectual property rights, data privacy violations, and certain tortious conduct in the course of providing services. The duration of these indemnifications varies, and in certain cases, is indefinite.

The Company is unable to reasonably estimate the maximum potential amount of future payments under these or similar agreements due to the unique facts and circumstances of each agreement and the fact that certain indemnifications provide for no limitation to the maximum potential future payments under the indemnification. Management is not aware of any such matters that would have a material effect on the condensed carve-out consolidated financial statements of the Company.

Legal Proceedings

The Company is not a party to any legal proceedings. From time to time, the Company may be involved in proceedings and litigation, claims and other legal matters arising in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, nonmonetary sanctions, or relief. Management is not currently aware of any matters that are reasonably likely to have a material adverse impact on the Company’s business, financial position, results of operations, or cash flows.

12.	Earnings per Share (Restated, see note 3)

Basic consolidated earnings per share (“EPS”) is calculated using the Company’s share of its subsidiaries earnings as well as Aark stand-alone earnings and the weighted number of shares outstanding during the reporting period. Diluted consolidated EPS includes the dilutive effect of vested and unvested stock options of the Company’s subsidiaries.

A reconciliation of the number of shares used for basic and diluted EPS calculations is as follows (in thousands, except share and per share data):

	June 30, 2023	June 30, 2022
Numerator:
Net income attributable to Aark Singapore Pte. Ltd.	$422	$1,158
Reallocation of subsidiaries net income attributable to vested but unissued stock options that are exercisable for little to no cost	(54)	(146)
Numerator for basic earnings per share	$368	$1,012

Adjustment to income for dilutive impact of stock options of subsidiaries	$(8)	$-
Net earnings used to compute dilutive EPS	$360	$1,012

Denominator:
Weighted average number of common shares – basic and diluted	10,000	10,000

Net earnings per share
Basic	$37	$101
Diluted	$36	$101

13.	Subsequent Events

In preparing the condensed carve-out consolidated financial statements as of and for the period ended June 30, 2023, the Company evaluated subsequent events for recognition and measurement purposes through the date the condensed carve-out consolidated financial statements were issued. The Company noted no events requiring additional disclosures.